Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Vermont Financial Services Corp. on Form S-8 of our report, dated January 21, 1997, on our audits of the consolidated financial statements of Vermont Financial Services Corp., as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Company's 1996 Form 10-K.


                                                     /s/ Coopers & Lybrand LLP

Springfield, Massachusetts
June 27, 1997